EXHIBIT 32.2
SECTION 1350 CERTIFICATION BY THE CHIEF FINANCIAL OFFICER
     I, M. Michael Owens, Chief Financial Officer of United States Lime & Minerals, Inc. (the “Company”), hereby certify that to my knowledge:
(1)	The Company’s periodic report on Form 10-Q for the quarterly period ended March 31, 2006 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 11, 2006	/s/ M. Michael Owens

M. Michael Owens
Vice President and Chief Financial Officer